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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549




                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                          Triton Network Systems, Inc.
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             (Exact name of Registrant as specified in its charter)

               Delaware                                               59-3434350
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(State of Incorporation or organization)                (I.R.S. Employer Identification No.)

8529 South Park Circle, Orlando, Florida                                32819
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(Address of principal executive offices)                              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                      NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.001 PAR VALUE
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Item 1. Description of Registrant's Securities to be Registered.

     Incorporated by reference to Description of Capital Stock section and Shares Eligible for Future Sales sections on pages 58 to 63 of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 1, 2000, as amended (file number 333-31434) (the "S-1 Registration Statement").

Item 2. Exhibits.

     The following exhibit is filed as a part of this Registration Statement:

     *1.1      Form of Registrant's Common Stock Certificate

     *2.1 Form of Restated Certificate of Incorporation of Registrant to be filed with the Secretary of State of Delaware upon closing of the Registrant's initial public offering.

     *2.2 Form of Bylaws of Registrant to be in effect upon closing of the Registrant's initial public offering.

     *2.3 Restated Investor Rights Agreement dated October 18, 1999 between Registrant and certain stockholders.

*    Incorporated by reference to the Exhibits in the S-1 Registration
     Statement.

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  March 31, 2000                 Triton Network Systems, Inc.


                                       By: /s/ Kenneth R. Vines
                                          -------------------------
                                          Kenneth R. Vines
                                          Chief Financial Officer


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